Exhibit 99.1

                        Letterhead of Jeffrey A. Lipsitz

Board of Directors
BrandPartners
777 Third Avenue
30th floor
New York, NY 10021

Gentlemen:

The purpose of this letter is to inform you that I am resigning from the Board of Directors effective immediately. This is a result of recent commitments that make it impossible for me to devote the necessary time to this endeavor.

It had been a pleasure to serve with you and I wish you all the best of luck in the future.

Sincerely,

/s/ Jeffrey A. Lipsitz
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Jeffrey A. Lipsitz